TAIT, WELLER & BAKER
                       Certified Public Accountants



December 16, 1997


Securities and Exchange Commission
Washington, DC 20549

RE:       Weston Portfolios
     File No. 811-5646


Dear Sir or Madam:

We have read item 77K of the Form N-SAR of Weston Portfolios for the period ended October 31, 1997, and agree with the statements contained therein.

Very truly yours,

/s/  Tait, Weller & Baker

TAIT, WELLER & BAKER